Exhibit A
Rule 24 Reporting Requirement No. 1

Letters of Credit
Issued or Amended from April 1, 2005 to June 30, 2005

----------------------- ------------------ ------------------ ----------- -------------- ------------------
Name of Issuer          Name of Account    Face Amount of     Date of     Interest       Maturity/Expiry
                        Party for Letter   letter of credit   Issuance    Rate (LC Fee)  Date
                        of Credit          issued
----------------------- ------------------ ------------------ ----------- -------------- ------------------
US Bank National        Portland General   $2,500,000         Amended     0.65%          12/20/05
Association             Electric Company                      6/29/05
----------------------- ------------------ ------------------ ----------- -------------- ------------------
Wachovia Bank, NA       Gulf Company       $577,000           5/12/05     .50%           5/31/06
                        Ltd. with Enron
                        Corp. as
                        co-applicant
----------------------- ------------------ ------------------ ----------- -------------- ------------------